UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2006

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-14443 (Commission File Number	)	04-3099750 (IRS Employer Identification No.	)

      P.O. Box 10212

56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 26, 2006, the Compensation Committee of the Board of Directors of Gartner, Inc. (“Gartner”) set 2006 annual base salaries for Eugene A. Hall, C, Robert C. Patton, Christopher Lafond and Lewis G. Schwartz, each of whom is a Gartner named executive officer for 2005, at $669,500, $463,500 $391,400 and $350,200, respectively.

The Compensation Committee also approved the Gartner 2006 Corporate Bonus Plan (the “Bonus Plan”) and established aggregate annualized target bonus amounts that may be earned for fiscal year 2006 under the Bonus Plan by Messrs. Hall, Patton, Lafond and Schwartz of $669,500, $370,800, $234,840 and $210,120, respectively. The 2006 bonus awards for these executives are annual bonuses. The establishment of the 2006 bonus awards involved setting the target amounts of such bonuses and certain of the goals upon which such bonuses will be paid. 2006 bonuses will be paid based on the achievement of certain company-wide goals. The actual bonus payments under such awards may be less than or greater than the target amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved. The goals for these 2006 bonus awards generally will be based on the following performance criteria: EBITDA, Core Research Contract Value and Total Sales Bookings.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: February 1, 2006	/s/ Christopher Lafond

Christopher Lafond
Executive Vice President
Chief Financial Officer